                                                                    Exhibit 99.1

                                  CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Henry J. Fuchs M.D., the Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc. (the "Company"), and Eric H. Bjerkholt, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: March 28, 2003

/s/ Henry J. Fuchs M.D.                                  /s/ Eric H. Bjerkholt
Henry J. Fuchs M.D.                                      Eric H. Bjerkholt
Chief Executive Officer                                  Chief Financial Officer